Exhibit 99.1

Clarus Reports First Quarter 2024 Results

Increased Quarterly Adventure Sales 27%

Reduced Apparel Inventory at Outdoor 38%

Reaffirms Full Year Guidance

SALT LAKE CITY, May 2, 2024 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR)

(“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Summary vs. Same Year-Ago Quarter (adjusted to reflect the reclassification of the Precision Sport segment as discontinued operations)

•	Sales of $69.3 million compared to $70.3 million.
•	Gross margin was 35.9% compared to 36.3%; adjusted gross margin of 36.9% compared to 36.3%.
•	Net income, which includes the impact of discontinued operations, of $21.9 million, or $0.57 per diluted share, compared to $1.6 million, or $0.04 per diluted share.
•	Loss from continuing operations of $6.5 million, or $(0.17) per diluted share, compared to loss from continuing operations of $2.0 million, or $(0.05) per diluted share.
•	Adjusted EBITDA from continuing operations of $2.0 million with an adjusted EBITDA margin of 2.9% compared to $1.1 million with an adjusted EBITDA margin of 1.6%.

Management Commentary

“We entered 2024 with a strong balance sheet and an experienced leadership team focused on initiating our strategic plan for our next phase as a pure-play, ESG-friendly outdoor business,” said Warren Kanders, Clarus’ Executive Chairman. “We are pleased with our execution in the first quarter, prioritizing simplification and right-sizing in Outdoor, along with the launch of compelling new products and expansion beyond the home market in Adventure. Based on our results to date, we have reaffirmed our full-year guidance and believe we have laid the foundation to drive increased profitability and unlock new growth opportunities going forward.”

Mr. Kanders added, “During the quarter, we saw evidence that our strategic initiatives are yielding incremental near-term benefits. Specifically, at Outdoor, we made progress on our inventory reduction initiatives, highlighted by a decline in apparel inventory of nearly 38% year-over-year. Overall, while we saw continued stabilization of the North American wholesale market, Europe and our independent global distributor markets still face difficult conditions. Building on the momentum we generated in the second half of last year, Adventure sales increased 27% in Q1 driven by strength in OEM customer demand. We are committed to establishing a best-in-class product ecosystem across the Adventure segment, while remaining intensely focused on enhanced product margins as we scale.”

First Quarter 2024 Financial Results

Sales in the first quarter were $69.3 million compared to $70.3 million in the same year-ago quarter. This decrease was primarily driven by softness in the European wholesale market at Outdoor, partly offset by strength at the Adventure segment due to continued success with new product launches and OEM customers.

Sales in the Adventure segment increased 27% to $22.3 million, or $23.0 million on a constant currency basis, compared to $17.5 million in the year-ago quarter, reflecting higher demand from OEM customers and the impact of the TRED Outdoors acquisition. Sales in the Outdoor segment were $47.0 million, or $46.7 million on a constant currency basis, compared to $52.8 million in the year-ago quarter. The decline primarily reflects weakness in European and independent global distributor markets, partially offset by growth in the North American wholesale channel.

Gross margin in the first quarter was 35.9% compared to 36.3% in the year-ago quarter. The decrease in gross margin was primarily due to promotional pricing at the Outdoor segment, the increase in PFAS related inventory reserves, as well as unfavorable channel mix at the Adventure segment. Adjusted gross margin in the first quarter was 36.9% compared to 36.3% in the year-ago quarter.

Selling, general and administrative expenses in the first quarter were $28.2 million compared to $29.4 million in the same year-ago quarter. The decrease was attributable to expense reduction initiatives in the Outdoor segment to manage costs, as well as lower intangible amortization and lower stock compensation expenses. The decrease was partially offset by higher investment in marketing initiatives in the Adventure segment.

The loss from continuing operations in the first quarter of 2024 was $6.5 million, or $(0.17) per diluted share, compared to loss from continuing operations of $2.0 million, or $(0.05) per diluted share in the year-ago quarter. Loss from continuing operations in the first quarter included $3.0 million of charges relating to legal cost and regulatory matter expenses and $0.7 million of PFAS inventory reserve.

Adjusted loss from continuing operations in the first quarter of 2024 was $0.1 million, or $(0.00) per diluted share, compared to adjusted income from continuing operations of $0.4 million, or $0.01 per diluted share, in the year-ago quarter. Adjusted (loss) income from continuing operations excludes legal cost and regulatory matters expenses, PFAS inventory reserves, restructuring charges and transaction costs, as well as non-cash items for intangible amortization and stock-based compensation.

Adjusted EBITDA from continuing operations in the first quarter was $2.0 million, or an adjusted EBITDA margin of 2.9%, compared to $1.1 million, or an adjusted EBITDA margin of 1.6%, in the same year-ago quarter.

Net cash used in operating activities for the three months ended March 31, 2024, was $16.4 million compared to net cash generated of $3.2 million in the prior year quarter. Capital expenditures in the first quarter of 2024 were $1.9 million compared to $1.5 million in the prior year quarter. Free cash flow for the first quarter of 2024 was an outflow of $18.3 million compared to positive free cash flow of $1.7 million in the prior year quarter. Free cash flow was significantly lower because of a significant reduction in accounts payable.

Liquidity at March 31, 2024 vs. December 31, 2023

•	Cash and cash equivalents totaled $47.5 million compared to $11.3 million.
•	Total debt of $0.1 million compared to $119.8 million.
•	On February 29, 2024, approximately $135.0 million of long-term debt, interest and fees were repaid and the credit agreement was terminated.

Sale of Precision Sport / Discontinued Operations

On December 29, 2023, the Company announced the sale of its Precision Sport segment for $175 million. As the disposition was completed on February 29, 2024, we recognized a gain of $40.6 million, pending customary working capital adjustments, on the disposition during the three months ending March 31, 2024. The activities of the Precision Sport segment have been segregated and reported as discontinued operations for all periods presented.

2024 Outlook

The Company continues to expect fiscal year 2024 sales to range between $270 million to $280 million and adjusted EBITDA of approximately $16 million to $18 million, or an adjusted EBITDA margin of 6.2% at the mid-point of revenue and adjusted EBITDA. In addition, capital expenditures are expected to range between $4 million to $5 million and free cash flow is expected to range between $18 million to $20 million for the full year 2024.

Net Operating Loss (NOL)

The Company has net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes of $7.7 million. None of the NOLs expire until December 31, 2029.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2024 results.

Date: Thursday, May 2, 2024

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Registration Link: https://register.vevent.com/register/BIcdb6a4a884d64ac9a3bcfbb6965a71f6

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor enthusiast markets. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers. Our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.maxtraxus.com / www.maxtrax.com.au, www.tredoutdoors.com, or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share , (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures Adjusted EBITDA and/or Adjusted EBITDA Margin for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA and/or Adjusted EBITDA Margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash	$47,484	$11,324
Accounts receivable, less allowance for
credit losses of $1,394 and $1,412	51,954	53,971
Inventories	88,630	91,409
Prepaid and other current assets	7,966	4,865
Income tax receivable	930	892
Assets held for sale	-	137,284
Total current assets	196,964	299,745

Property and equipment, net	16,345	16,587
Other intangible assets, net	37,526	41,466
Indefinite-lived intangible assets	56,897	58,527
Goodwill	38,300	39,320
Deferred income taxes	16,280	22,869
Other long-term assets	14,664	16,824
Total assets	$376,976	$495,338

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,772	$20,015
Accrued liabilities	22,441	24,580
Income tax payable	816	805
Current portion of long-term debt	44	119,790
Liabilities held for sale	-	5,744
Total current liabilities	36,073	170,934

Long-term debt, net	37	-
Deferred income taxes	17,324	18,124
Other long-term liabilities	13,167	14,160
Total liabilities	66,601	203,218

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 42,878 and 42,761 issued and 38,236 and 38,149 outstanding, respectively	4	4
Additional paid in capital	692,381	691,198
Accumulated deficit	(329,811)	(350,739)
Treasury stock, at cost	(33,114)	(32,929)
Accumulated other comprehensive loss	(19,085)	(15,414)
Total stockholders’ equity	310,375	292,120
Total liabilities and stockholders’ equity	$376,976	$495,338

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023

Sales
Domestic sales	$28,284	$24,197
International sales	41,027	46,081
Total sales	69,311	70,278

Cost of goods sold	44,460	44,770
Gross profit	24,851	25,508

Operating expenses
Selling, general and administrative	28,215	29,354
Restructuring charges	370	-
Transaction costs	38	37
Contingent consideration benefit	-	(1,565)
Legal costs and regulatory matter expenses	3,002	128

Total operating expenses	31,625	27,954

Operating loss	(6,774)	(2,446)

Other (expense) income
Interest income, net	370	5
Other, net	(909)	76

Total other (expense) income, net	(539)	81

Loss before income tax	(7,313)	(2,365)
Income tax benefit	(851)	(334)
Loss from continuing operations	(6,462)	(2,031)

Discontinued operations, net of tax	28,346	3,629

Net income	$21,884	$1,598

Loss from continuing operations per share:
Basic	$(0.17)	$(0.05)
Diluted	(0.17)	(0.05)

Net income per share:
Basic	$0.57	$0.04
Diluted	0.57	0.04

Weighted average shares outstanding:
Basic	38,208	37,137
Diluted	38,208	37,137

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

	March 31, 2024		March 31, 2023

Sales	$69,311	Sales	$70,278

Gross profit as reported	$24,851	Gross profit as reported	$25,508
Plus impact of PFAS inventory reserve	729	Plus impact of PFAS inventory reserve	-
Adjusted gross profit	$25,580	Adjusted gross profit	$25,508

Gross margin as reported	35.9%	Gross margin as reported	36.3%

Adjusted gross margin	36.9%	Adjusted gross margin	36.3%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended March 31, 2024
	Total	Gross	Operating	Income tax (benefit)	Tax	Loss from continuing	Diluted
	sales	profit	expenses	expense	rate	operations	EPS (1)

As reported	$69,311	$24,851	$31,625	$(851)	(11.6)%	$(6,462)	$(0.17)

Amortization of intangibles	-	-	(2,449)	617		1,832
Restructuring charges	-	-	(370)	59		311
Transaction costs	-	-	(38)	6		32
PFAS inventory reserve	-	729	-	114		615
Legal costs and regulatory matter expenses	-	-	(3,002)	461		2,541
Stock-based compensation	-	-	(1,178)	181		997

As adjusted	$69,311	$25,580	$24,588	$587	129.6%	$(134)	$(0.00)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,208 basic and diluted weighted average shares of common stock.

	Three Months Ended March 31, 2023
	Total	Gross	Operating	Income tax (benefit)	Tax	(Loss) income from continuing	Diluted
	sales	profit	expenses	expense	rate	operations	EPS (1)

As reported	$70,278	$25,508	$27,954	$(334)	(14.1)%	$(2,031)	$(0.05)

Amortization of intangibles	-	-	(2,768)	278		2,490
Transaction costs	-	-	(37)	6		31
Contingent consideration (benefit) expense	-	-	1,565	(335)		(1,230)
Legal costs and regulatory matter expenses	-	-	(128)	2		126
Stock-based compensation	-	-	(1,286)	277		1,009

As adjusted	$70,278	$25,508	$25,300	$(106)	(36.7)%	$395	$0.01

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 37,137 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,109 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023

Loss from continuing operations	$(6,462)	$(2,031)

Income tax benefit	(851)	(334)
Other, net	909	(76)
Interest income, net	(370)	(5)

Operating loss	(6,774)	(2,446)

Depreciation	1,026	939
Amortization of intangibles	2,449	2,768

EBITDA	(3,299)	1,261

Restructuring charges	370	-
Transaction costs	38	37
Contingent consideration benefit	-	(1,565)
PFAS inventory reserve	729	-
Legal costs and regulatory matter expenses	3,002	128
Stock-based compensation	1,178	1,286

Adjusted EBITDA	$2,018	$1,147

Sales	$69,311	$70,278

EBITDA margin	-4.8%	1.8%
Adjusted EBITDA margin	2.9%	1.6%